                                                                Exhibit 99.B1.1


                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                    STRONG VARIABLE INSURANCE FUNDS, INC.


    The undersigned officer of Strong Variable Insurance Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate Strong A Fund II as Strong Schafer Value Fund II:

    "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


                    Class                        Authorized Number of Shares
                    -----                        ---------------------------
          Strong Advantage Fund II                         Indefinite
          Strong Asset Allocation Fund II                  Indefinite
          Strong Discovery Fund II                         Indefinite
          Strong International Stock Fund II               Indefinite
          Strong Growth Fund II                            Indefinite
          Strong Government Securities Fund II             Indefinite
          Strong Schafer Value Fund II                     Indefinite'"


    This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 25, 1997, in accordance with Sections
180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

    Executed in duplicate this 13th day of August, 1997.


                                STRONG VARIABLE INSURANCE FUNDS, INC.


                                By: /s/Stephen J. Shenkenberg
                                   ----------------------------------
                                    Stephen J. Shenkenberg,
                                    Vice President and Secretary



This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051